EXHIBIT 99.1
Contact:  Steve Solomon                           Ed Lewis
          Citadel Security Software Inc.          CEOcast, Inc.
          (214) 750-2454                          (212) 732-4300
          ssolomon@citadel.com


      Citadel Security Software Announces Record 2006 First Quarter Results

    Company Reports Revenue of $5.4 Million, $3.9 Million in Cash Flow From Operations and Third Consecutive Quarter of Improved Financial Operating
                                  Performance

Dallas, Texas, April 26, 2006 - Citadel Security Software Inc. (NASDAQ:CDSS), a leader in enterprise vulnerability management and policy compliance solutions, today announced financial results for its first quarter ended March 31, 2006. The Company reported 2006 first quarter revenue of $5,426,049 versus $1,739,926 for the first quarter of 2005. For the first quarter ended March 31, 2006, the Company reported a net loss to common shareholders of $891,931 or $(0.03) loss per share, versus a loss to common shareholders of $5,253,220, or $(0.18) loss per share, for the year earlier period. The net loss to common shareholders for the quarter ended March 31, 2005 included charges for preferred dividends of $187,500 and net non-cash charges of $61,542 related to the fair value adjustments of the preferred stock. Similar charges were not incurred during the first quarter of 2006.

The Company received $6.4 million in total orders for software, Hercules content, subscriptions, customer support contracts and professional services engagements in the first quarter of 2006 contributing to the growth in revenue to $5.4 million. Typically, the first quarter has been a seasonally slow period. Unfilled order backlog at the end of the first quarter 2006 was $1.7 million and deferred revenue for ratable revenue Hercules content, customer support contracts and professional services was $5.7 million. The Company expects approximately $5.1 million of the $7.4 million of the unfilled order backlog and deferred revenue will be earned and recognized ratably as revenue during the remainder of 2006. Cash flow generated from operating activities was $3.9 million during the first quarter of 2006, compared to a negative cash flow from operating activities of $3.2 million in the first quarter of 2005. The cash flow from operations was the highest level since the third quarter of 2004.

The Company also realized cost savings from actions initiated during 2005 which resulted in reduced operating expenses in the first quarter of 2006. Cash operating expenses1, a non-GAAP measure, declined $1.6 million from $6.8 million in the first quarter of 2005 to $5.2 million in the first quarter of 2006. Non-cash operating expenses1, a non-GAAP measure, consisting of software


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amortization, depreciation and stock based compensation expense, increased approximately $530,000 of which approximately $406,000 relates to a charge associated with stock based compensation, primarily from stock options in the first quarter of 2006 resulting from the implementation of a new stock option accounting policy that was adopted on January 1, 2006. See the reconciliation of these NON-GAAP measures to reported GAAP amounts following the unaudited financial tables at the end of this press release. Cash and cash equivalents at the end of the first quarter of fiscal 2006 were $3.8 million, compared to $1.3 million at year-end.

"The combination of increased orders and higher revenue, along with lower operating expenses in the first quarter, resulted in the third consecutive quarter of improved financial performance for Citadel," said Steven B. Solomon, CEO of Citadel Security Software Inc. "While the first quarter is typically a slow period for the Company, customers have increasingly begun to validate the effectiveness of Hercules, our vulnerability management and compliance solution, as demonstrated by the recent $5.2 million order from a leading government systems integrator for a major civilian government agency We now have over 4.5 million seats of Hercules under license and over 25,000 remedies in our library that protect information technology assets of our expanding customer base. New customers and the growth in orders continue to validate the strength of our patented security solution and enhances the prospect for continued improvement in financial performance in 2006. We are pleased with positive trends in cash flow, orders, revenue and expenses and remain confident in a strong and record 2006."

Business Outlook: The Company continues to see positive results from sales and operational changes implemented in 2005, as reflected in the strength of its sales pipeline opportunities, a steady flow of requests-for-proposals and technical proofs of concepts, as well as lower operating costs and expenses. The Company expects revenue for the second quarter ending June 30, 2006 in a range of $4 million to $5 million. The Company had revenue of $2.7 million for the second quarter of 2005. During the second half of 2006, Citadel plans to add additional new products, based upon the recently awarded patent for its Hercules technology. These products will be a natural extension of the Hercules family and will provide additional sources of revenue. Based upon current business outlook The Company expects a record 2006.

Mr. Solomon and Richard Connelly, CFO will host a conference call and live Webcast at 4:30 p.m. Eastern Time today. Interested participants may call (800) 901-5259 when calling within the United States or 617-786-4514 when calling internationally. Please reference Conference I.D. Number 78898123. This call is being webcast by CCBN and will be available from the Investor Relations


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section of the company's corporate website or by going directly to
http://www.Citadel.com/4qwebcast.asp and via replay beginning two hours after the completion of the call. The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

All of the comments above are based on information available to management as of the date of this press release. Should these expectations not be realized, actual results may differ materially from the expectations expressed above. Please refer to the Unaudited Financial Tables following this release for the details and comparisons to prior periods for the numbers reported above.

About Citadel

Citadel Security Software Inc. delivers security solutions that enable organizations to manage risk, reduce threats and enforce compliance with security policies and regulations. Citadel's proven architecture provides a business process to manage the increasing volume, frequency and complexity of cyber security attacks. Citadel combines the world's largest active library of remediations spanning all classes of vulnerabilities with a proven delivery methodology to dramatically streamline vulnerability management and security compliance and provide ROI from the first use. Citadel solutions are used across the US Department of Defense, at the US Department of Veterans Affairs, the US Department of Energy, MCI, Raytheon and within other government and commercial organizations. For more information on Citadel, visit http://www.citadel.com, or call 888-8CITADEL.

Notes:
1. Non-cash operating expenses are a non-GAAP measure and represent GAAP cost of revenue plus GAAP operating expenses less non-cash charges for software amortization, depreciation and stock option expense and the addition of capitalization of software development costs. See the reconciliation of non-GAAP measures following the Unaudited Financial Tables attached to this press release.


Safe Harbor/Forward-looking Statements:
This press release may contain forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or future financial performance and involve known and unknown risks and uncertainties that may cause actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "forecast," "may," "will," "could," "should," "anticipate," "expect," "plan," "believe," "potential" or other similar words indicating future events or contingencies. Some of the things that could cause actual results to differ from expectations are: adjustments to reported revenues based on audit adjustments and revenue recognition accounting requirements; uncertainties related to the issuance of a patent by the United States Patent and Trademark Office; the possibility of other intellectual property rights held by third


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parties related to the technology; uncertainty related to projected cost savings from restructuring activities; the economic and geopolitical environment;
changes in the information technology spending trends; the uncertainty of funding of government and corporate information technology security projects;
the variability of the product sales cycle, including longer sales cycles for government and large commercial contracts; the uncertainty that the company's prospective deals will result in final contracts; the potential changes in the buying decision makers during a customer purchasing cycle; the complexities in scope and timing for finalization of contracts; the fluctuations in product delivery schedules; a lack of Citadel operating history; uncertainty of product development and acceptance; uncertainty of ability to compete effectively in a new market; the uncertainty of profitability and cash flow of Citadel; intellectual property rights and dependence on key personnel; economic conditions; the continued impact of terrorist attacks, global instability and potential U.S. military involvement; the competitive environment and other trends in the company's industry; the effects of inflation; changes in laws and regulations; changes in the company's business plans, including shifts to new pricing models that may cause delays in licenses; interest rates and the availability of financing; liability, legal and other claims asserted against the company; labor disputes; and the company's ability to attract and retain qualified personnel. For a discussion of these and other risk factors, see the company's Annual Report on Form 10-K for the year ended December 31, 2005. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. The company operates in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on the company's business or events described in any forward-looking statements. The company disclaims any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results.

Editors Note: Citadel is a trademark and Hercules(R) is a registered trademark of Citadel Security Software.

Unaudited Financial Tables
--------------------------

                                    CITADEL SECURITY SOFTWARE INC.
                                UNAUDITED CONSOLIDATED BALANCE SHEETS


                                                                          MARCH 31,     DECEMBER 31,
                                                                            2006            2005
                                                                        -------------  --------------
                                          ASSETS
                             -----------------------------------

CURRENT ASSETS
  Cash and cash equivalents                                             $  3,755,818   $   1,320,376
  Accounts receivable-trade, less allowance of $209,000 at                   369,711       2,570,090
    March 31, 2006 and December 31, 2005
  Prepaid expenses and other current assets                                1,276,990         932,591
                                                                        -------------  --------------
  Total current assets                                                     5,402,519       4,823,057

PROPERTY AND EQUIPMENT, net of accumulated
  depreciation of $2,895,549 and $2,483,398                                4,714,077       5,126,228

CAPITALIZED SOFTWARE DEVELOPMENT COSTS, net of
  accumulated amortization of $7,239,833 and $6,625,180                    4,336,238       4,431,322

OTHER ASSETS                                                                  80,125          84,812
                                                                        -------------  --------------
  TOTAL ASSETS                                                          $ 14,532,959   $  14,465,419
                                                                        =============  ==============


                            LIABILITIES AND STOCKHOLDERS' DEFICIT
         --------------------------------------------------------------------------
CURRENT LIABILITIES
  Factoring line of credit                                              $          -   $     924,777
  Accounts payable and accrued expenses                                    3,771,068       3,721,551
  Accrued compensation and payroll tax obligations                         2,087,319       1,245,401
  Current portion of deferred revenue                                      4,736,783       4,680,328
                                                                        -------------  --------------
  Total current liabilities                                               10,595,170      10,572,057

LONG-TERM DEBT, LESS CURRENT PORTION                                       3,750,000       3,750,000
DEFERRED REVENUE, LESS CURRENT PORTION                                       954,890         398,342
OTHER NON-CURRENT LIABILITIES                                                583,773         609,912

COMMITMENTS AND CONTINGENCIES

CONVERTIBLE PREFERRED STOCK, $1,000 stated value per share;
  1,000,000 shares authorized;
    Series A Preferred Stock, 15,000 shares issued and outstanding at
      March 31, 2006 and December 31, 2005, liquidation preference
      of $15,000,000                                                      10,422,299      10,422,299
    Series B Preferred Stock, 7,000 shares issued and outstanding at
      March 31, 2006 and December 31, 2005, liquidation preference
      of $7,000,000                                                        5,247,688       5,247,688
COMMON STOCK, $.01 par value per share; 100,000,000 shares authorized;
  30,518,230 shares issued and outstanding at March 31, 2006
  and December 31, 2005                                                      305,182         305,182
ADDITIONAL PAID-IN CAPITAL                                                46,585,160      46,179,211
ACCUMULATED DEFICIT                                                      (63,911,203)    (63,019,272)
                                                                        -------------  --------------
Total Stockholders' Deficit                                               (1,350,874)       (864,892)
                                                                        -------------  --------------
  TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                           $ 14,532,959   $  14,465,419
                                                                        =============  ==============


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
                                 CITADEL SECURITY SOFTWARE INC.
                        UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                         THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                         2006          2005
                                                                     ------------  ------------
Revenue
  License fees                                                       $ 3,678,648   $   193,858
  Content, subscription, and customer support services                 1,460,233     1,160,511
  Professional services                                                  287,168       385,557
                                                                     ------------  ------------
    Total revenue                                                      5,426,049     1,739,926

Costs of revenue
  Software amortization                                                  614,653       484,559
  Content, subscription, and customer support services costs             370,000       461,181
  Professional services costs                                             93,558       124,258
  Shipping and other costs                                                58,246         7,351
                                                                     ------------  ------------
    Total costs of revenue                                             1,136,457     1,077,349

Operating expenses
  Selling, general and administrative expense                          4,075,049     4,870,596
  Product development expense                                            519,325       342,844
  Depreciation and amortization of property and equipment                412,151       418,315
                                                                     ------------  ------------
    Total operating expenses                                           5,006,525     5,631,755
                                                                     ------------  ------------
    Operating loss                                                      (716,933)   (4,969,178)

Interest income                                                            3,525        25,425
Interest expense                                                        (178,523)      (60,425)
                                                                     ------------  ------------
Loss before income taxes                                                (891,931)   (5,004,178)
Provision for income taxes                                                     -             -
                                                                     ------------  ------------
Net loss                                                                (891,931)   (5,004,178)

Preferred stock dividends                                                      -      (187,500)
Non-cash accretion of preferred stock beneficial conversion feature            -       (61,542)
                                                                     ------------  ------------
Net loss to common shareholders                                      $  (891,931)  $(5,253,220)
                                                                     ============  ============
Net loss per share to common shareholders - basic and diluted        $     (0.03)  $     (0.18)
                                                                     ============  ============
Weighted average common shares outstanding - basic and diluted        30,518,230    29,845,730
                                                                     ============  ============

                                   CITADEL SECURITY SOFTWARE INC
                           UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                            THREE MONTHS ENDED
                                                                                 MARCH 31,
                                                                             2006          2005
                                                                          -----------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                              $ (891,931)  $(5,004,178)
    Adjustments to reconcile net loss to net cash
      used in operating activities:
        Depreciation and amortization                                      1,026,804       902,874
        Provision for returns, allowances, and bad debts                         825             -
        Stock-based compensation expense                                     405,949             -
        Amortization of deferred credit for tenant incentive recorded as
          leasehold improvements                                             (26,139)            -
        Amortization of debt issuance costs recorded as interest expense       4,688         6,019
    Changes in operating assets and liabilities:
        Accounts receivable - trade                                        2,199,555       186,362
        Prepaid expenses and other current assets                           (344,399)      169,539
        Accounts payable and accrued expenses                                 49,517      (283,211)
        Accrued compensation and payroll tax obligations                     841,917       (11,496)
        Deferred revenue                                                     613,003       858,816
                                                                          -----------  ------------
      NET CASH PROVIDED (USED) IN OPERATING ACTIVITIES                     3,879,789    (3,175,275)

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of property and equipment                                            -      (644,290)
    Capitalized software development costs                                  (519,570)   (1,002,944)
                                                                          -----------  ------------
    NET CASH USED IN INVESTING ACTIVITIES                                   (519,570)   (1,647,234)

CASH FLOWS FROM FINANCING ACTIVITIES
    Payments of long-term debt                                                     -      (297,727)
    Payment of preferred stock dividends                                           -      (187,500)
    Net payments made on factoring accounts receivable                      (924,777)            -
                                                                          -----------  ------------
    NET CASH USED IN FINANCING ACTIVITIES                                   (924,777)     (485,227)
                                                                          -----------  ------------
    Net increase (decrease) in cash and cash equivalents                   2,435,442    (5,307,736)
    Cash and cash equivalents at the beginning of the period               1,320,376     9,838,154
                                                                          -----------  ------------
    Cash and cash equivalents at the end of the period                    $3,755,818   $ 4,530,418
                                                                          ===========  ============

Supplemental cash flow information:
  Interest paid                                                           $  165,086   $    54,407
                                                                          ===========  ============
  Income taxes paid                                                       $        -   $         -
                                                                          ===========  ============
Non-cash financing items:
  Accretion of convertible preferred stock beneficial
    conversion feature                                                    $        -   $    61,542
                                                                          ===========  ============
  Fair value of warrants issued in conjunction with bank lines
    of credit recorded as deferred financing costs                        $        -   $    31,317
                                                                          ===========  ============
  Preferred stock dividend accrued                                        $        -   $   187,500
                                                                          ===========  ============

Non-GAAP  Measures

Citadel has elected to provide guidance on a pro forma non-GAAP basis, including terms used in this press release such as cash operating expenses and non-cash expenses, believing that it provides meaningful information for the Company in evaluating operations and managing and benchmarking performance. Citadel has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of the Company's business outlook and to illustrate the effect that future performance could have. The pro forma non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. A reconciliation of cash operating expenses and non-cash expenses for the quarters ended March 31, 2006 and 2005, respectively is shown below. Citadel is unable to provide a non-GAAP to GAAP reconciliation of projected amounts for the second quarter of 2006. Among other reasons, such amounts are not known or cannot be reasonably estimated at this time.

                                                                 THREE MONTHS ENDED
                                                                      MARCH 31,
                                                                 2006          2005
                                                              -----------  ------------
Revenue                                                       $5,426,049   $ 1,739,926

  Content, subscription, and customer support services costs     370,000       461,181
  Professional services costs                                     93,558       124,258
  Shipping and other costs                                        58,246         7,351
  Selling, general and administrative expense                  4,075,049     4,870,596
  Product development expense, net of capitalized
    software development costs                                   519,325       342,844
  Plus: Capitalized software development costs                   519,570     1,002,944
  Less: Stock based employee compensation expense               (405,949)            -
                                                              -----------  ------------
Total of cash operating expenses                               5,229,799     6,809,174

  Software amortization                                          614,653       484,559
  Depreciation and amortization of property and equipment        412,151       418,315
  Plus: Stock based employee compensation expense                405,949             -
                                                              -----------  ------------
Total of non-cash expenses                                     1,432,753       902,874
                                                              -----------  ------------
  Less: Capitalized software development costs                  (519,570)   (1,002,944)
                                                              -----------  ------------
Total Operating Costs                                          6,142,982     6,709,104
                                                              -----------  ------------
GAAP Operating loss                                           $ (716,933)  $(4,969,178)
                                                              ===========  ============

                              End of Press Release